Exhibit 32.1

Certification of Chief Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The annual report of Pier 1 Imports, Inc. for the period ended March 2, 2019 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date:	April 29, 2019	By:	/s/ Cheryl A. Bachelder
Cheryl A. Bachelder
Interim Chief Executive Officer

Date:	April 29, 2019	By:	/s/ Darla D. Ramirez
Darla D. Ramirez, Principal Accounting Officer
and Interim Principal Financial Officer

A signed original of this written statement has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.